EXHIBIT 4.3

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.:	000001
CUSIP:	928645 AA8
ISIN:	US928645AA84

Principal Amount $115,000,000

as revised by the Schedule of Increases

and Decreases in the Global Note attached hereto

Volcano Corporation

2.875% Convertible Senior Notes due 2015

Volcano Corporation, a Delaware corporation, promises to pay to Cede & Co.” or registered assigns, the principal amount of $115,000,000 on September 1, 2015 (the “Maturity Date”).

Interest Payment Dates: March 1 and September 1.

Regular Record Dates: February 15 and August 15.

Additional provisions of this Note are set forth on the other side of this Note.

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VOLCANO CORPORATION

By:
Name:
Title:
Dated:

Signature Page to 2.875% Convertible Senior Note due 2015

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Supplemental Indenture.

By:
Title:	Authorized Signatory

Signature Page to 2.875% Convertible Senior Note due 2015

VOLCANO CORPORATION

2.875% Convertible Senior Note due 2015

This Note is one of a duly authorized issue of Securities of Volcano Corporation (the “Company”), designated as its 2.875% Convertible Senior Notes due 2015 (the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of September 20, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of September 20, 2010, between the Volcano Corporation and the Wells Fargo Bank, National Association (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), and reference is made herby to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and will be, authenticated and delivered.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to repurchase this Note, or any portion of this Note such that the principal amount of this Note that is not repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date.

This Note is not subject to redemption at the option of the Company and does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, the Holder of this Note has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding June 1, 2015, and (ii) on or after June 1, 2015, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $2,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash and a number of shares of Common Stock, if any, determined in accordance with Article 10 of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified

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percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and their consequences. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights under the Indenture of any Holder of outstanding Notes. Any such amendment, consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such amendment, consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and the interest on, all Notes may be declared due and payable by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT – Uniform Gifts to Minors Act – Minor

TEN ENT - as tenants by the entireties	Custodian – Cust

JT TEN - as joint tenants with right of Survivorship and not as tenants in common

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Volcano Corporation

3661 Valley Centre Drive, Suite 200

San Diego, CA 92130

Attn: Chief Financial Officer

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SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial principal amount of Global Note: $115,000,000

Date	Amount of Increase in principal amount of Global Note	Amount of Decrease in principal amount of Global Note	principal amount of Global Note after Increase or Decrease	Notation by Registrar or Note Custodian

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ATTACHMENT 1

CONVERSION NOTICE

VOLCANO CORPORATION

2.875% CONVERTIBLE SENIOR NOTES DUE 2015

Wells Fargo Bank, National Association

707 Wilshire Blvd., 17th Floor

MAC CODE: E2818-176

Los Angeles, CA 90017

Attention: Corporate Trust Department

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $2,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash and a number of shares of Common Stock, if any, determined in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted:

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

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ATTACHMENT 2

FUNDAMENTAL CHANGE REPURCHASE NOTICE

VOLCANO CORPORATION

2.875% CONVERTIBLE SENIOR NOTES DUE 2015

Wells Fargo Bank, National Association

707 Wilshire Blvd., 17th Floor

MAC CODE: E2818-176

Los Angeles, CA 90017

Attention: Corporate Trust Department

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Volcano Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be repurchased has a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

If this Note is a Definitive Note, the certificate number of the Note to be repurchased is:

Dated: _____________________________________________

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

FORM OF TRANSFER AND ASSIGNMENT

VOLCANO CORPORATION

2.875% CONVERTIBLE SENIOR NOTES DUE 2015

For value received                                          hereby sell(s), assign(s) and transfer(s) unto:

_________________________________________________________________________________________

_________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax ID no.)

_________________________________________________________________________________________

_________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoints                                  agent to transfer this Note on the books of the Company, with full power of substation in the premises.

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

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